Exhibit 99.1

Analog Devices Reports Fourth Quarter and Fiscal 2024 Financial Results
•Fourth quarter revenue of more than $2.4 billion, above the midpoint of guidance with sequential growth across all end markets
•Fiscal 2024 revenue of more than $9.4 billion
•Fiscal 2024 operating cash flow of $3.9 billion and free cash flow of $3.1 billion
•Returned more than $2.4 billion to shareholders in fiscal 2024, including $0.6 billion of share repurchases and $1.8 billion of dividends
WILMINGTON, Mass.--November 26, 2024--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its fiscal fourth quarter and fiscal year 2024, which ended November 2, 2024.
“ADI’s revenue, profitability, and earnings per share all finished above our guided midpoint, underscoring continued business momentum and solid execution,” said Vincent Roche, CEO and Chair. “While unprecedented customer inventory headwinds drove a historic revenue decline during fiscal 2024, we maintained operating margins north of 40%, which is a testament to our business model’s resilience. We also continued to make strategic, long-term investments across engineering, manufacturing, and the end-to-end customer experience. As such, we enter 2025 as an even stronger enterprise, giving me the utmost confidence in our ability to drive increased value for customers and shareholders over the long term.”
“After a brief decline in overall bookings during our third quarter, orders picked up steadily throughout the fourth quarter, particularly in the Automotive end market. While macro uncertainty continues to limit the pace of our recovery, we remain cautiously optimistic for a strong growth year in fiscal 2025,” said Richard Puccio, CFO.

Performance for the Fourth Quarter and Fiscal Year 2024

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended			Twelve Months Ended
	Nov. 2, 2024	Oct. 28, 2023	Change	Nov. 2, 2024	Oct. 28, 2023	Change
Revenue	$2,443	$2,716	(10)%	$9,427	$12,306	(23)%
Gross margin	$1,416	$1,647	(14)%	$5,381	$7,877	(32)%
Gross margin percentage	58.0%	60.6%	(260 bps)	57.1%	64.0%	(690 bps)
Operating income	$569	$634	(10)%	$2,033	$3,823	(47)%
Operating margin	23.3%	23.4%	(10 bps)	21.6%	31.1%	(950 bps)
Diluted earnings per share	$0.96	$1.00	(4)%	$3.28	$6.55	(50)%

Adjusted Results(2)
Adjusted gross margin	$1,660	$1,907	(13)%	$6,404	$8,925	(28)%
Adjusted gross margin percentage	67.9%	70.2%	(230 bps)	67.9%	72.5%	(460 bps)
Adjusted operating income	$1,005	$1,215	(17)%	$3,853	$6,014	(36)%
Adjusted operating margin	41.1%	44.7%	(360 bps)	40.9%	48.9%	(800 bps)
Adjusted diluted earnings per share	$1.67	$2.01	(17)%	$6.38	$10.09	(37)%

			Three Months Ended		Trailing Twelve Months
Cash Generation			Nov. 2, 2024		Nov. 2, 2024
Net cash provided by operating activities			$1,051		$3,853
% of revenue			43%		41%
Capital expenditures			$(165)		$(730)
Free cash flow(2)			$885		$3,122
% of revenue			36%		33%

			Three Months Ended		Trailing Twelve Months
Cash Return			Nov. 2, 2024		Nov. 2, 2024
Dividend paid			$(457)		$(1,795)
Stock repurchases			(95)		(616)
Total cash returned			$(552)		$(2,411)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also the "Non-GAAP Financial Information" section for additional information.

Outlook for the First Quarter of Fiscal Year 2025

For the first quarter of fiscal 2025, we are forecasting revenue of $2.35 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 22.0%, +/- 130 bps, and adjusted operating margin of approximately 40.0%, +/- 100 bps. We are planning for reported EPS to be $0.80, +/- $0.10, and adjusted EPS to be $1.53, +/- $0.10.
Our first quarter fiscal 2025 outlook is based on current expectations and actual results may differ materially as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.
The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release. See also the “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.92 per outstanding share of common stock. The dividend will be paid on December 20, 2024 to all shareholders of record at the close of business on December 9, 2024.

Conference Call Scheduled for Today, Tuesday, November 26, 2024 at 10:00 am ET

ADI will host a conference call to discuss our fourth quarter and fiscal 2024 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as primary performance measurements when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business.

Management also believes that free cash flow, a non-GAAP liquidity measure, is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding: certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition Related Transaction Costs: Costs directly related to the Maxim acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred as part of the integration of Maxim, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above, an income tax benefit from a discrete tax item related to a federal corporate income tax relief claim and certain other income tax benefits associated with prior periods. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices, Inc.

Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $9 billion in FY24 and approximately 24,000 people globally, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter (X).

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding our 2025 financial performance; expected revenue, operating margin, nonoperating expenses, tax rate, earnings per share, free cash flow returns, and other financial results; customer inventory rationalization; economic uncertainty, geopolitical conditions, demand, and other market conditions, business cycles, and supply chains; capital expenditures and investments, including those related to digital, software, cybersecurity, and artificial intelligence; expected market and technology trends; market size, market share gains, market position, and growth opportunities; our opportunity pipeline; expected product solutions, offerings, technologies, capabilities, and applications, including those that may incorporate, or be based upon, software or artificial intelligence technology; the value and importance of, and other benefits related to, our product solutions, offerings, and technologies to our customers, including those that may incorporate, or be based upon, software or artificial intelligence technology; our manufacturing capacity and investments to enhance resiliency; expected tax credits; future dividends and share repurchases; expected revenue synergies; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; changes in demand for semiconductor products; manufacturing delays, product and raw materials availability and supply chain disruptions; products that may be diverted from our authorized distribution channels; changes in export classifications, import and export regulations or duties and tariffs; our development of technologies and research and development investments; our future liquidity, capital needs and capital expenditures; our ability to compete successfully in the markets in which we operate; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; risks related to the use of artificial intelligence in our business operations, products, and services; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Nov. 2, 2024	Oct. 28, 2023	Nov. 2, 2024	Oct. 28, 2023
Revenue	$2,443,205	$2,716,484	$9,427,157	$12,305,539
Cost of sales	1,027,077	1,069,768	4,045,814	4,428,321
Gross margin	1,416,128	1,646,716	5,381,343	7,877,218
Operating expenses:
Research and development	378,903	406,594	1,487,863	1,660,194
Selling, marketing, general and administrative	277,220	288,936	1,068,640	1,273,584
Amortization of intangibles	187,754	202,736	754,784	959,618
Special charges, net	2,859	114,035	37,258	160,710
Total operating expenses	846,736	1,012,301	3,348,545	4,054,106
Operating income	569,392	634,415	2,032,798	3,823,112
Nonoperating expense (income):
Interest expense	82,804	71,590	322,227	264,641
Interest income	(27,947)	(9,089)	(78,817)	(41,287)
Other, net	(1,793)	128	12,048	(8,245)
Total nonoperating expense (income)	53,064	62,629	255,458	215,109
Income before income taxes	516,328	571,786	1,777,340	3,608,003
Provision for income taxes	38,256	73,356	142,067	293,424
Net income	$478,072	$498,430	$1,635,273	$3,314,579

Shares used to compute earnings per share - basic	496,432	497,073	496,166	502,232
Shares used to compute earnings per share - diluted	498,722	500,424	498,697	505,959

Basic earnings per common share	$0.96	$1.00	$3.30	$6.60
Diluted earnings per common share	$0.96	$1.00	$3.28	$6.55

ANALOG DEVICES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(thousands, except per share amounts)	Nov. 2, 2024	Oct. 28, 2023
ASSETS
Current Assets
Cash and cash equivalents	$1,991,342	$958,061
Short-term investments	371,822	—
Accounts receivable	1,336,331	1,469,734
Inventories	1,447,687	1,642,214
Prepaid expenses and other current assets	337,472	314,013
Total current assets	5,484,654	4,384,022
Other Assets
Net property, plant and equipment	3,415,550	3,219,157
Goodwill	26,909,775	26,913,134
Intangible assets, net	9,585,464	11,311,957
Deferred tax assets	2,083,752	2,223,272
Other assets	749,082	742,936
Total non-current assets	42,743,623	44,410,456
TOTAL ASSETS	$48,228,277	$48,794,478
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$487,457	$493,041
Income taxes payable	447,379	309,046
Debt, current	399,636	499,052
Commercial paper notes	547,738	547,224
Accrued liabilities	1,106,070	1,352,608
Total current liabilities	2,988,280	3,200,971
Non-current Liabilities
Long-term debt	6,634,313	5,902,457
Deferred income taxes	2,624,392	3,127,852
Income taxes payable	260,486	417,076
Other non-current liabilities	544,489	581,000
Total non-current liabilities	10,063,680	10,028,385
Shareholders’ Equity
Preferred stock, $1.00 par value, 471,934 shares authorized, none outstanding	—	—
Common stock, $0.16 2/3 par value, 1,200,000,000 shares authorized, 496,296,854 shares outstanding (496,261,678 on October 28, 2023)	82,718	82,712
Capital in excess of par value	25,082,243	25,313,914
Retained earnings	10,196,612	10,356,798
Accumulated other comprehensive loss	(185,256)	(188,302)
Total shareholders’ equity	35,176,317	35,565,122
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,228,277	$48,794,478

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Nov. 2, 2024	Oct. 28, 2023	Nov. 2, 2024	Oct. 28, 2023
Cash flows from operating activities:
Net income	$478,072	$498,430	$1,635,273	$3,314,579
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	97,241	82,919	362,771	334,704
Amortization of intangibles	423,220	453,198	1,741,545	1,958,399
Stock-based compensation expense	70,448	72,710	262,710	299,823
Deferred income taxes	(97,997)	(21,553)	(367,563)	(452,946)
Other	(776)	(10,465)	23,050	8,665
Changes in operating assets and liabilities	80,609	112,055	194,743	(645,590)
Total adjustments	572,745	688,864	2,217,256	1,503,055
Net cash provided by operating activities	1,050,817	1,187,294	3,852,529	4,817,634
Percent of revenue	43%	44%	41%	39%
Cash flows from investing activities:
Purchases of short-term investments	—	—	(438,901)	—
Maturities of short-term investments	69,279	—	69,279	—
Additions to property, plant and equipment, net	(165,410)	(476,393)	(730,463)	(1,261,463)
Other	(15,483)	(2,668)	(4,773)	(4,922)
Net cash used for investing activities	(111,614)	(479,061)	(1,104,858)	(1,266,385)
Cash flows from financing activities:
Proceeds from debt	—	—	1,087,856	—
Early termination of debt	—	—	—	(65,688)
Debt repayments	(499,966)	—	(499,966)	—
Proceeds from commercial paper notes	2,474,948	2,640,615	10,184,439	5,287,124
Payments of commercial paper notes	(2,474,652)	(2,638,101)	(10,183,925)	(4,739,900)
Dividend payments to shareholders	(456,756)	(427,974)	(1,795,459)	(1,679,106)
Repurchase of common stock	(94,878)	(469,937)	(615,590)	(2,963,955)
Proceeds from employee stock plans	4,860	5,606	121,215	118,608
Other	(7,449)	(9,627)	(12,960)	(20,843)
Net cash used for financing activities	(1,053,893)	(899,418)	(1,714,390)	(4,063,760)
Net (decrease) increase in cash and cash equivalents	(114,690)	(191,185)	1,033,281	(512,511)
Cash and cash equivalents at beginning of period	2,106,032	1,149,246	$958,061	$1,470,572
Cash and cash equivalents at end of period	$1,991,342	$958,061	$1,991,342	$958,061

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Nov. 2, 2024			Oct. 28, 2023
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$1,070,978	44%	(21)%	$1,356,884	50%
Automotive	716,964	29%	(2)%	733,014	27%
Communications	275,573	11%	(18)%	336,238	12%
Consumer	379,690	16%	31%	290,348	11%
Total revenue	$2,443,205	100%	(10)%	$2,716,484	100%

	Twelve Months Ended
	Nov. 2, 2024			Oct. 28, 2023
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$4,314,280	46%	(35)%	$6,611,794	54%
Automotive	2,827,439	30%	(2)%	2,876,140	23%
Communications	1,080,496	11%	(33)%	1,606,426	13%
Consumer	1,204,942	13%	(1)%	1,211,179	10%
Total revenue	$9,427,157	100%	(23)%	$12,305,539	100%

*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Nov. 2, 2024	Oct. 28, 2023	Nov. 2, 2024	Oct. 28, 2023
Gross margin	$1,416,128	$1,646,716	$5,381,343	$7,877,218
Gross margin percentage	58.0%	60.6%	57.1%	64.0%
Acquisition related expenses	243,667	259,925	1,022,488	1,047,309
Adjusted gross margin	$1,659,795	$1,906,641	$6,403,831	$8,924,527
Adjusted gross margin percentage	67.9%	70.2%	67.9%	72.5%

Operating expenses	$846,736	$1,012,301	$3,348,545	$4,054,106
Percent of revenue	34.7%	37.3%	35.5%	32.9%
Acquisition related expenses	(188,821)	(206,151)	(760,325)	(976,223)
Acquisition related transaction costs	—	—	—	(7,069)
Special charges, net	(2,859)	(114,035)	(37,258)	(160,710)
Adjusted operating expenses	$655,056	$692,115	$2,550,962	$2,910,104
Adjusted operating expenses percentage	26.8%	25.5%	27.1%	23.6%

Operating income	$569,392	$634,415	$2,032,798	$3,823,112
Operating margin	23.3%	23.4%	21.6%	31.1%
Acquisition related expenses	432,488	466,076	1,782,813	2,023,532
Acquisition related transaction costs	—	—	—	7,069
Special charges, net	2,859	114,035	37,258	160,710
Adjusted operating income	$1,004,739	$1,214,526	$3,852,869	$6,014,423
Adjusted operating margin	41.1%	44.7%	40.9%	48.9%

Nonoperating expense (income)	$53,064	$62,629	$255,458	$215,109
Acquisition related expenses	2,150	2,150	8,600	13,743
Adjusted nonoperating expense (income)	$55,214	$64,779	264,058	$228,852

Income before income taxes	$516,328	$571,786	$1,777,340	$3,608,003
Acquisition related expenses	430,338	463,926	1,774,213	2,009,789
Acquisition related transaction costs	—	—	—	7,069
Special charges, net	2,859	114,035	37,258	160,710
Adjusted income before income taxes	$949,525	$1,149,747	$3,588,811	$5,785,571

Provision for income taxes	$38,256	$73,356	$142,067	$293,424
Effective tax rate	7.4%	12.8%	8.0%	8.1%
Tax related items	76,702	70,503	265,697	388,093
Adjusted provision for income taxes	$114,958	$143,859	$407,764	$681,517
Adjusted tax rate	12.1%	12.5%	11.4%	11.8%

Diluted EPS	$0.96	$1.00	$3.28	$6.55
Acquisition related expenses	0.86	0.93	3.56	3.97
Acquisition related transaction costs	—	—	—	0.01
Special charges, net	0.01	0.23	0.07	0.32
Tax related items	(0.15)	(0.14)	(0.53)	(0.77)
Adjusted diluted EPS*	$1.67	$2.01	$6.38	$10.09
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Nov. 2, 2024	Nov. 2, 2024	Aug. 3, 2024	May. 4, 2024	Feb. 3, 2024
Revenue	$9,427,157	$2,443,205	$2,312,209	$2,159,039	$2,512,704
Net cash provided by operating activities	$3,852,529	$1,050,817	$855,027	$807,853	$1,138,832
% of Revenue	41%	43%	37%	37%	45%
Capital expenditures	$(730,463)	$(165,410)	$(153,886)	$(188,189)	$(222,978)
Free cash flow	$3,122,066	$885,407	$701,141	$619,664	$915,854
% of Revenue	33%	36%	30%	29%	36%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending February 1, 2025
	Reported	Adjusted
Revenue	$2.35 Billion	$2.35 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	22.0%	40.0% (1)
	(+/-130 bps)	(+/-100 bps)
Nonoperating expenses	~ $60 Million	~ $60 Million
Tax rate	12% - 14%	12% - 14% (2)
Earnings per share	$0.80	$1.53 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $424 million of adjustments related to acquisition related expenses, as defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $55 million of tax effects associated with the adjustments for acquisition related expenses noted above.
(3) Includes $0.73 of adjustments related to the net impact of acquisition related expenses and the tax effects on those items.

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President, Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contacts:
Analog Devices, Inc.
Ms. Ferda Millan
Global PR & External Communications
Ferda.Millan@analog.com